Exhibit 10.7
BOB EVANS FARMS, INC.
AMENDED AND RESTATED
2006 EQUITY AND CASH INCENTIVE PLAN
1.00 PURPOSE AND EFFECTIVE DATE
1.01 Purpose. The Plan is intended to foster and promote the long-term financial success of the Company and Related Entities and to increase stockholder value by [1] providing Participants an opportunity to acquire and maintain an ownership interest in the Company and [2] enabling the Company and Related Entities to attract and retain the services of outstanding individuals upon whose judgment and special efforts the successful conduct of the Group’s business is largely dependent.
1.02 Effective Date. The Plan was originally adopted effective July 20, 2006 (the “Effective Date”) and was amended effective February 14, 2007. The Plan is amended and restated in its entirety effective January 1, 2008.
2.00 DEFINITIONS
When used in the Plan, the following words, terms and phrases have the meanings given to them in this section unless another meaning is expressly provided elsewhere in this document or clearly required by the context. When applying these definitions and any other word, term or phrase used in the Plan, the form of any definition or of any word, term or phrase will include any and all of its other forms.
Act. The Securities Exchange Act of 1934, as amended, or any successor statute of similar effect, even if the Company is not subject to the Act.
Annual Meeting. The annual meeting of the Company’s stockholders.
Award. Any Cash-Based Award, Incentive Stock Option, Nonqualified Stock Option, Performance Share, Performance Unit, Restricted Stock, Restricted Stock Unit, Stock Appreciation Right or Whole Share granted under the Plan.
Award Agreement. The written or electronic agreement between the Company and each Participant that describes the terms and conditions of each Award. If there is a conflict between the terms of the Plan and the terms of any Award Agreement, the terms of the Plan will govern.
Beneficial Owner. A “beneficial owner” as defined in Rule 13d-3 under the Act.
Board. The Company’s board of directors.
Business Combination. With respect to the payment, exercise or settlement of any Award that is subject to Code §409A, the occurrence of any one of the following actions or events:
[1] The acquisition by any person (as defined under Code §409A), or more than one person acting as a group (as defined under Code §409A), of stock of the Company that, together with the stock of the Company held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of the Company;
[2] The acquisition by any person, or more than one person acting as a group, within any 12-month period, of stock of the Company possessing 30 percent or more of the total voting power of the stock of the Company;
[3] A majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or
[4] The acquisition by any person, or more than one person acting as a group, within any 12-month period, of assets from the Company that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions.
This definition of Business Combination shall be interpreted in a manner that is consistent with the definition of “change in control event” under Code §409A and the Treasury Regulations promulgated thereunder.
Cash-Based Award. An Award granted under Section 13.00.
Cause. Unless otherwise specified in the associated Award Agreement or in any employment agreement between the Participant and the Company or any Related Entity or in any change in control agreement between the Participant and the Company or any Related Entity (but only within the context of the events contemplated by the employment agreement or change in control agreement, as applicable):
[1] Willful and continued failure to substantially perform assigned duties;
[2] Willful engagement in gross misconduct materially and demonstrably injurious to the Company or any Related Entity;
[3] Breach of any term of any agreement with the Company or any Related Entity, including the Plan and any Award Agreement;
[4] Conviction of (or plea of no contest or nolo contendre to) [a] a felony or a misdemeanor that originally was charged as a felony but which was subsequently reduced to a misdemeanor through negotiation with the charging entity or [b] a crime other than a felony, which involves a breach of trust or fiduciary duty owed to the Company or any Related Entity; or
[5] Violation of any policy of the Company or any Related Entity that applies to the Participant.
However, Cause will not arise under subsections [1] and [3] of this definition solely because the Participant is absent from active service during any period of absence relating to a physical or mental incapacity, during any period of absence approved by the Company or any Related Entity or during any period of absence protected by law.
Change in Control. Unless otherwise specified in the associated Award Agreement or in any employment agreement between the Participant and the Company or any Related Entity or in any change in control agreement between the Participant and the Company or any Related Entity (but only within the context of the events contemplated by the employment agreement or change in control agreement, as applicable):
[1] Subject to the rules of application described in subsection [2] of this definition, the date on which the earliest of the following events occurs:
[a] After the Effective Date, an event that would be required to be reported as a change in control for purposes of the Act.
[b] During any 12-consecutive-calendar-month period ending after the Effective Date, there is a change in a majority of the Incumbent Directors for any reason other than death or disability (as reasonably established by the Company on the basis of medical and other information known, or made available, to it).
[c] After the Effective Date, any entity or “person,” including a “group” as contemplated by Sections 13(d)(3) and 14(d)(2) of the Act (“Person”), is or becomes the Beneficial Owner, through a tender offer or otherwise, of Shares representing 50 percent or more of the combined voting power of the Company’s then outstanding Shares.
[d] During any 12-consecutive-calendar-month period ending after the Effective Date, any entity or Person acquires, either directly or as a Beneficial Owner, through a tender offer or otherwise, Shares representing more than 20 percent of the combined voting power of the Company’s then outstanding Shares. However, this subsection [d] will be applied without regard to the effect of any redemption or repurchase of Shares by the Company or the acquisition of Shares by any Group Member and after ignoring any Shares acquired:
[i] Before the beginning of any 12-consecutive-calendar-month measurement period;
[ii] By or through an employee benefit plan [whether or not intended to comply with Code §401(a) and whether or not the Participant participates in that plan] maintained by any Group Member;
[iii] Directly, through an equity compensation plan maintained by any Group Member;
[iv] Directly, through inheritance, gift, bequest or by operation of law on the death of an individual; or

[v] By any entity or Person with respect to which that acquirer has filed SEC Schedule 13G indicating that the Shares were not acquired and are not held for the purpose of or with the effect of changing or influencing, directly or indirectly, the Company’s management or policies, unless and until that entity or person indicates that its intent has changed by filing SEC Schedule 13D.
[e] After the Effective Date, the Company’s stockholders approve a definitive agreement to merge or combine the Company with or into another entity, a majority of the directors of which were not Incumbent Directors immediately before the merger or combination and in which the Company’s stockholders will hold less than 50 percent of the voting power of the surviving entity. When applying this subsection [e]:
[i] Stockholders will be determined immediately before and immediately after the merger or combination; and
[ii] The Shares owned before the transaction by the entity with which the Company merges or combines will be disregarded for all purposes.
[f] Within any 12-consecutive-calendar-month period ending after the Effective Date, any entity or “person,” including a “group” as contemplated by Sections 13(d)(3) and 14(d)(2) of the Act and Code §280G, acquires, either directly or as a Beneficial Owner of another entity or person, Group assets having a total gross fair market value equal to or greater than 50 percent of the book value of the Group’s assets. For purposes of this definition, “book value” will be established on the basis of the latest consolidated financial statement the Company filed with the Securities and Exchange Commission before the date any 12-consecutive calendar month measurement period began. However, except as otherwise provided in this section, this subsection [f] will be applied after ignoring:
[i] Any transfer of assets to a stockholder of the Company (determined immediately before the asset transfer), but only to the extent exchanged for or with respect to the Company’s stock;
[ii] Any transfer of assets to an entity, 50 percent or more of the total value or voting power of which is owned by one or more Group Members;
[iii] Any transfer of assets to any entity or Person that, immediately before the transfer, owns, directly or as a Beneficial Owner, 50 percent or more of the total value or voting power of the Company’s outstanding securities; or
[iv] Any transfer of assets to an entity, at least 50 percent or more of the total value or voting power of which, immediately before the transfer, is owned, directly or indirectly, by a person described in subsection [1][c] of this definition.

[2] The following rules of application will be applied to this definition:
[a] For purposes of applying all parts of this definition, [i] Shares owned or acquired by a Participant or by any other entity or Person acting in concert with the Participant will be disregarded, [ii] any transfer of assets to the Participant or to any other entity or Person acting in concert with the Participant will be disregarded and [iii] the constructive ownership rules of Code §318(a) will be applied to determine stock ownership;
[b] For purposes of applying subsection [1][f] of this definition, an entity’s or a person’s status (unless specifically indicated otherwise) will be determined immediately after the transfer of assets;
[c] Any transfer of assets disregarded under subsection [1][f][i] of this definition will not be ignored when applying that subsection if that transaction is part of a larger transaction or series of transactions that also involve the transfer of assets for cash or consideration other than Shares; and
[d] No Change in Control will have occurred solely because of a [i] reincorporation to change the Company’s jurisdiction of incorporation or [ii] merger or consolidation of the Company into or with an entity that, immediately before that merger or consolidation, was a Subsidiary of the Company.
Code. The Internal Revenue Code of 1986, as amended or superseded after the Effective Date, and any applicable rulings or regulations issued under the Code.
Committee.
[1] In the case of Awards to Directors, the entire Board; or
[2] In the case of all other Awards, the Board’s Compensation Committee which also constitutes a “compensation committee” within the meaning of Treasury Regulation §1.162-27(c)(4). The Committee will be comprised of at least three persons [a] each of whom is [i] an outside director, as defined in Treasury Regulation §1.162-27(e)(3)(i) and [ii] a “non-employee” director within the meaning of Rule 16b-3 under the Act and [b] none of whom may receive remuneration from the Company or any Related Entity in any capacity other than as a director, except as permitted under Treasury Regulation §1.162-27(e)(3)(ii).
Company. Bob Evans Farms, Inc., a Delaware corporation, and any and all successors to it.
Consultant. Any person who, on an applicable Grant Date, is performing services for the Company or any Related Entity other than an Employee or a Director. A person’s status as a Consultant will be determined as of the Grant Date of each Award made to that person.
Covered Officer. Those Employees whose compensation is (or likely will be) subject to limited deductibility under Code §162(m) as of the last day of any calendar year.

Director. A person who, on an applicable Grant Date, [1] is an elected member of the Board or of a Related Board (or has been appointed to the Board or to a Related Board to fill an unexpired term and will continue to serve at the expiration of that term only if elected by stockholders) and [2] is not an Employee. A person’s status as a Director will be determined as of the Grant Date of each Award made to that person.
Disability. Unless otherwise specified in the associated Award Agreement or in any employment agreement between the Participant and the Company or any Related Entity or in any change in control agreement between the Participant and the Company or any Related Entity (but only within the context of the events contemplated by the employment agreement or change in control agreement, as applicable):
[1] With respect to an Incentive Stock Option, “disability” as defined in Code §22(e)(3);
[2] With respect to the payment, exercise or settlement of any Award that is (or becomes) subject to Code §409A, [a] the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; or [b] the Participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering Employees of the Participant’s employer; or [c] the Participant is determined to be totally disabled by the Social Security Administration or the Railroad Retirement Board.
[3] With respect to a Participant’s right to exercise or receive settlement of any Award or with respect to the payment, exercise or settlement of any Award not described in subsection [1] or [2] of this definition, a Participant’s inability (established by an independent physician selected by the Committee and reasonably acceptable to the Participant or to the Participant’s legal representative) due to illness, accident or otherwise to perform his or her duties, which is expected to be permanent or for an indefinite duration longer than one year.
Employee. Any person who, on an applicable Grant Date, is performing services for the Company or any Related Entity as a common-law employee. A person’s status as an Employee will be determined as of the Grant Date of each Award made to that person. A worker who is classified as other than a common-law employee but who is subsequently reclassified as a common-law employee of the Company or any Related Entity for any reason and on any basis will be treated as a common-law employee only from the date that reclassification occurs and will not retroactively be reclassified as an Employee for any purpose under the Plan.
Exercise Price. The amount, if any, a Participant must pay to exercise an Option or the amount upon which the value of a Stock Appreciation Right is based.

Expiration Date. The last date that an Option or Stock Appreciation Right may be exercised.
Fair Market Value. The value of one Share on any relevant date, determined under the following rules:
[1] If the Shares are traded on an exchange, the reported “closing price” on the relevant date, if it is a trading day, otherwise on the next trading day;
[2] If the Shares are traded over-the-counter with no reported closing price, the mean between the highest bid and the lowest asked prices on the relevant date, if it is a trading day, otherwise on the next trading day; or
[3] If neither subsection [1] nor [2] of this definition apply, [a] with respect to any Nonqualified Stock Option, Stock Appreciation Right or Award subject to Code §409A, the value as determined by the Committee through the reasonable application of a reasonable valuation method, taking into account all information material to the value of the Company, within the meaning of Code §409A and the Treasury Regulations promulgated thereunder and [b] with respect to any other Award, the fair market value as determined by the Committee in good faith and consistent with any applicable provisions under the Code.
Grant Date. The date an Award is granted.
Group. The Company and all Related Entities. The composition of the Group will be determined as of any relevant date.
Group Member. Each entity that is a member of the Group.
Incentive Stock Option. An Option that, on the Grant Date, meets the conditions imposed under Code §422 and is not subsequently modified in a manner inconsistent with Code §422.
Incumbent Director. Each person who was a member of the Board on the Effective Date and, after the Effective Date, each director whose election or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the then Incumbent Directors.
Key Employee. A “specified employee” within the meaning of Treasury Regulation §1.409A-1(i) and as determined under the Company’s policy for determining specified employees.
Nonqualified Stock Option. Any Option that is not an Incentive Stock Option.
Option. An Award granted under Section 6.00. An Option may be either [1] an Incentive Stock Option or [2] a Nonqualified Stock Option.
Participant. Any Employee, Consultant or Director to whom an Award has been granted and which is still outstanding.
Performance-Based Award. An Award granted subject to Section 14.00.

Performance Criteria. The criteria described in Section 14.02.
Performance Period. The period over which the Committee will determine if applicable Performance Criteria have been met.
Performance Share. An Award granted under Section 11.00.
Performance Unit. An Award granted under Section 12.00.
Plan. The Bob Evans Farms, Inc. Amended and Restated 2006 Equity and Cash Incentive Plan.
Plan Year. The Company’s fiscal year.
Prior Plans. The Bob Evans Farms, Inc. Second Amended and Restated 1998 Stock Option and Incentive Plan, the Bob Evans Farms, Inc. First Amended and Restated 1993 Long Term Incentive Plan for Managers and the Bob Evans Farms, Inc. Second Amended and Restated 1992 Nonqualified Stock Option Plan. No further awards will be issued under the Prior Plans, although the Prior Plans will remain in effect after the Company’s stockholders approve the Plan for purposes of determining any grantee’s right to awards issued under the Prior Plans before that date.
Related Board. The board of directors of any incorporated Related Entity or the governing body of any unincorporated Related Entity.
Related Entity. Any entity with whom the Company would be considered a single employer under Code §414(b) or Code §414(c), but modified as permitted under rules issued under any Code section relevant to the purpose for which the definition is applied.
Restricted Stock. An Award granted under Section 8.00.
Restricted Stock Unit. An Award granted under Section 9.00.
Restriction Period. The period over which the Committee will determine if a Participant has met conditions placed on Restricted Stock or Restricted Stock Units.
Retirement. “Retirement” as defined in the associated Award Agreement or, if the term is not defined in the Award Agreement, “Retirement” as defined in any employment or change in control agreement (but only within the context of the events contemplated in any employment agreement or change in control agreement, if applicable) between the Participant and the Company or any Related Entity or, if the term is not defined in an agreement of that type or if there is no employment or change in control agreement covering the Participant, a voluntary Termination on or after the earlier of the date [1] an Employee or a Director reaches age 55 and has been credited with at least ten years of service (whether or not as a Director) with the Group or [2][a] the sum of the Employee’s or Director’s age (measured in whole years only) and years of service (whether or not as a Director but measured in whole years only) with the Group equals 70 and [b] the Employee or Director has been credited with at least 10 years of service (whether or not as a Director) with the Group.

Separation from Service. A “separation from service” from the Group within the meaning of Treasury Regulation §1.409A-1(h).
Service Recipient. The Group Member with whom an Employee, Consultant or Director has a direct service relationship.
Shares. Shares of common stock, par value $0.01 per share, of the Company or any security of the Company issued in substitution, exchange or in place of these shares.
Stock Appreciation Right (“SAR”). An Award granted under Section 10.00.
Subsidiary. A “subsidiary corporation” as defined under Code §424(f).
Termination.
[1] If a Participant is an Employee, a termination of the Employee’s common-law employment relationship with the Company and all Related Entities for any reason; provided, however, that a Termination will not occur if the Employee becomes a Consultant who provides bona fide services to the Company or any Related Entity;
[2] If a Participant is a Consultant, a termination of the Consultant’s service relationship with the Company and all Related Entities for any reason; and
[3] If a Participant is a Director, a termination of the Director’s service on the Board and any Related Board for any reason.
Whole Share. An Award granted under Section 7.00.
3.00 PARTICIPATION
3.01 Awards.
[1] Consistent with the terms of the Plan and subject to Section 3.02, the Committee will [a] decide which Employees, Consultants and Directors will be granted Awards and [b] establish the types of Awards to be granted and the terms and conditions relating to those Awards.
[2] The Committee may establish different terms and conditions [a] for each type of Award granted, [b] for each Participant receiving the same type of Award and [c] for the same Participant for each Award received, whether or not those Awards are granted at different times.
[3] In the sole discretion of the Committee, and consistent with applicable law, Awards also may be made in assumption of, or in substitution for, outstanding awards previously granted by the Company or any Related Entity or a company acquired by the Company or with which the Company combines.
3.02 Conditions of Participation. By accepting an Award, each Participant agrees:

[1] To be bound by the terms of the Award Agreement and the Plan and to comply with other terms and conditions imposed on the Award; and
[2] That the Board or the Committee, as appropriate, may amend the Plan and any Award Agreement without any additional consideration to the extent necessary to avoid penalties arising under Code §409A, even if those amendments reduce, restrict or eliminate rights granted under the Plan or an outstanding Award Agreement.
4.00 ADMINISTRATION
4.01 Duties. The Committee is responsible for administering the Plan and has all powers appropriate and necessary to that purpose. Consistent with the Plan’s objectives, the Committee may adopt, amend and rescind rules and regulations relating to the Plan and has complete discretion to make all other decisions necessary or advisable for the administration and interpretation of the Plan. Any action by the Committee will be final, binding and conclusive for all purposes and upon all persons.
4.02 Delegation of Duties. In its sole discretion, the Committee may delegate any ministerial duties associated with the Plan to any person that it deems appropriate. However, the Committee may not delegate any discretionary duties assigned to it or those duties that the Committee is required to discharge to comply with Code §162(m) or other applicable laws.
4.03 Award Agreement. As soon as administratively feasible after the Grant Date, the Committee will prepare and deliver an Award Agreement to each affected Participant. The Award Agreement will describe:
[1] The terms of the Award, including, to the extent applicable, [a] the type of Award, [b] when and how the Award may be exercised, [c] any Exercise Price associated with the Award and [d] how the Award will or may be settled; and
[2] To the extent different from the terms of the Plan, any other terms and conditions affecting the Award.
4.04 Restriction on Repricing. No Award (including Options and SARs) may be “repriced.” For purposes of this restriction, “repricing” means any of the following or any other action that has the same effect: [1] lowering the Exercise Price of an Option or SAR after it is granted, [2] any other action that is treated as a repricing under generally accepted accounting principles or [3] canceling an Option or SAR at a time when its Exercise Price exceeds the Fair Market Value of the underlying stock, in exchange for another Option, SAR, Restricted Stock, or other Award, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction.

5.00 LIMITS ON SHARES SUBJECT TO AWARDS
5.01 Number of Authorized Shares. Subject to Section 5.03, the aggregate number of Shares reserved and available for Awards or which may be used to provide a basis of measurement for or to determine the value of an Award may not be more than the sum of:
[1] The number of Shares that, on the date the Plan was approved by the Company’s stockholders, was authorized to be granted under the Prior Plans but which are not then subject to outstanding awards under the Prior Plans; plus
[2] The number of Shares that, on the date the Plan was approved by the Company’s stockholders, was subject to awards issued under the Prior Plans but which were or are subsequently forfeited under the terms of the Prior Plans; plus
[3] 1,300,000 Shares.
Any Shares described in this section, including those described in Section 5.01[1] and [2], may be subject to Awards issued under the terms and conditions described in the Plan and Award Agreements issued under the Plan.
The Shares to be delivered under the Plan may consist, in whole or in part, of treasury Shares or authorized but unissued Shares not reserved for any other purpose.
5.02 Adjustment in Number of Authorized Shares. As appropriate, the limits imposed under Sections 5.01 and 5.04 will be:
[1] Conditionally reduced by the number of Shares underlying each Award (other than a Cash-Based Award); and
[2] Absolutely reduced by [a] the number of Shares issued upon the exercise or settlement of an Award other than a SAR, [b] the number of Shares subject to each SAR however settled and [c] a number of Shares equal to [i] the cash amount paid by the Company upon the exercise or settlement of an Award (other than an Option or SAR) that, under the applicable Award Agreement, was originally to be settled in Shares, divided by [ii] the Fair Market Value of a Share on the date of that transaction; and
[3] Increased by the number of Shares subject to (or associated with) any Award (or part of an Award) that, for any reason, is forfeited, cancelled, terminated, relinquished, exchanged or otherwise settled without issuing Shares or without the payment of cash or other consideration.
The number of Shares (if any) withheld to pay any Exercise Price or to satisfy any tax withholding obligation associated with the exercise or settlement of an Award (or part of an Award) will not be recredited to the number of authorized Shares.
5.03 Adjustment in Capitalization. If, after the Effective Date, there is a Share dividend or Share split, recapitalization (including payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to stockholders, exchange of Shares or other similar corporate change affecting Shares, the Committee will appropriately adjust [1] the number of Shares that may be issued subject to Awards that may or will be granted to Participants during any period, [2] the aggregate number of Shares available for Awards or subject to outstanding Awards (as well as any Share-based limits imposed under the Plan), [3] the respective Exercise Price, number of Shares and other limitations applicable to outstanding or subsequently granted Awards and [4] any other factors, limits or terms affecting any outstanding or subsequently granted Awards. Notwithstanding the foregoing, an adjustment pursuant to this Section 5.03 shall be made only to the extent such adjustment complies, to the extent applicable, with Code §409A.
5.04 Limits on Incentive Stock Options. Subject to Section 5.03, of the Shares authorized under Section 5.01, up to 1,300,000 may be issued subject to Incentive Stock Options.
5.05 Limits on Awards to Covered Officers. Subject to Section 5.03, during any Plan Year, no Covered Officer may be granted [1] Options covering more than 250,000 Shares, including Awards that are deemed to have been cancelled under Treasury Regulation §1.162-27(e)(2)(vi)(B), [2] SARs covering more than 250,000 Shares, including Awards that are deemed to have been cancelled under Treasury Regulation §1.162-27(e)(2)(vi)(B), [3] Performance-Based Awards that are to be settled in Shares covering more than 100,000 Shares and [4] Performance-Based Awards that are to be settled in cash equal to more than $2,500,000.
6.00 OPTIONS
6.01 Nature of Award. An Option gives a Participant the right to purchase a specified number of Shares if the terms and conditions described in the Plan and the associated Award Agreement (including paying the Exercise Price) are met before the Expiration Date. However, an Option will be forfeited to the extent that applicable terms and conditions have not been met before the Expiration Date or to the extent that the Option is not exercised before the Expiration Date.
6.02 Granting Options. At any time during the term of the Plan, the Committee may grant [1] Incentive Stock Options to Employees of the Company or of any Subsidiary and [2] Nonqualified Stock Options to Employees, Consultants and Directors. The Award Agreement associated with each Option grant will describe the Exercise Price, the Expiration Date (which may never be later than the tenth anniversary of the Grant Date), the first date that the Option may be exercised, procedures for exercising the Option and any other terms and conditions affecting the Option and may specify that the Option is a Performance-Based Award under Section 14.00.
6.03 Exercise Price. Except as provided in Section 6.04[4] or to the extent necessary to implement Section 3.01[3], each Option will bear an Exercise Price at least equal to the Fair Market Value of a Share on the Grant Date.

6.04 Special Rules Affecting Incentive Stock Options. Regardless of any other Plan provision:
[1] No provision of the Plan relating to Incentive Stock Options will be interpreted, amended or altered, nor will any discretion or authority granted under the Plan be exercised, in a manner that is inconsistent with Code §422.
[2] The aggregate Fair Market Value of the Shares (determined as of the Grant Date) with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all option plans of the Company and all Related Entities) may not be greater than $100,000 [or other amount specified in Code §422(d)], as calculated under Code §422.
[3] No Incentive Stock Option may be exercised after the tenth anniversary of its Grant Date [or the fifth anniversary of its Grant Date in the case of an Incentive Stock Option granted to a 10% Owner (as defined below)].
[4] The Exercise Price of an Incentive Stock Option may never be less than 100 percent (110 percent in the case of a 10% Owner) of the Fair Market Value of a Share underlying the Incentive Stock Option, measured as of the Grant Date.
For purposes of this section, a “10% Owner” means any Employee who, at the time an Incentive Stock Option is granted, owns (or is treated as owning) [as defined in Code §424(d)] more than ten percent of the total combined voting power of all classes of stock of the Company or of any Subsidiary.
6.05 Exercising Options. An Option may be exercised only if all applicable terms and conditions have been met before the Expiration Date and only by sending to the Committee (or its designee) a completed exercise notice (in the form prescribed by the Committee) along with payment of the Exercise Price in accordance with the method or methods described in the associated Award Agreement.
6.06 Rights Associated With Options. Unless otherwise specified in the associated Award Agreement, a Participant will have no voting or dividend rights with respect to the Shares underlying an unexercised Option.
7.00 WHOLE SHARES
At any time during the term of the Plan, the Committee may grant Whole Shares to Employees, Consultants and Directors. Whole Shares may be granted on any basis and subject to any terms and conditions that the Committee believes to be appropriate.
8.00 RESTRICTED STOCK
8.01 Nature of Award. Restricted Stock are Shares issued on the Award’s Grant Date which are subject to specified restrictions on transferability and forfeitability. Any restrictions on transferability and forfeitability will lapse at the end of the associated Restriction Period only if the terms and conditions specified in the Plan and the associated Award Agreement are met during the Restriction Period. However, Restricted Stock will be forfeited to the extent that applicable terms and conditions have not been met before the end of the Restriction Period.
8.02 Granting Restricted Stock. At any time during the term of the Plan, the Committee may grant Restricted Stock to Employees, Consultants and Directors. The Award Agreement associated with each Restricted Stock grant will describe the terms and conditions that must be met during the Restriction Period if the Award is to be earned and settled and any other terms and conditions affecting the Restricted Stock and may specify that the Restricted Stock is a Performance-Based Award under Section 14.00.
8.03 Earning Restricted Stock. Restricted Stock will be held by the Company as escrow agent and will be:
     [1] Forfeited, if the applicable terms and conditions have not been met; or
     [2] Released from escrow and distributed to the Participant as soon as administratively feasible after the last day of the Restriction Period, if the applicable terms and conditions have been met.
Any fractional Share of Restricted Stock will be settled in cash or rounded down, as determined by the Committee in the associated Award Agreement.
8.04 Rights Associated With Restricted Stock. During the Restriction Period and unless otherwise specified in the associated Award Agreement, each Participant to whom Restricted Stock has been issued:
[1] May exercise full voting rights associated with that Restricted Stock; and
[2] Will be entitled to receive all dividends and other distributions paid with respect to that Restricted Stock, although any dividends or other distributions paid in Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were issued.
9.00 RESTRICTED STOCK UNITS
9.01 Nature of Award. Restricted Stock Units give a Participant the right to receive a specified number of Shares (or cash equal to the Fair Market Value of those Shares) if the terms and conditions described in the Plan and the associated Award Agreement are met during the Restriction Period. However, Restricted Stock Units will be forfeited to the extent that applicable terms and conditions have not been met before the end of the Restriction Period.
9.02 Granting Restricted Stock Units. At any time during the term of the Plan, the Committee may grant Restricted Stock Units to Employees, Consultants and Directors. The Award Agreement associated with each Restricted Stock Unit grant will describe the terms and conditions that must be met during the Restriction Period if the Award is to be earned and settled, the form in which the Award will be settled if it is earned and any other terms and conditions affecting the Restricted Stock Units and may specify that the Restricted Stock Units are a Performance-Based Award under Section 14.00.

9.03 Earning Restricted Stock Units. Restricted Stock Units will be:
[1] Forfeited, if the applicable terms and conditions have not been met; or
[2] Settled in the manner described in Section 9.04, if the applicable terms and conditions have been met.
9.04 Settling Restricted Stock Units. As soon as administratively feasible, but no later than 60 days, after the applicable terms and conditions have been met, Restricted Stock Units will be settled [1] in full Shares equal to the number of Restricted Stock Units to be settled plus cash equal to the Fair Market Value of any fractional Share subject to a Restricted Stock Unit being settled, [2] for cash equal to the number of Restricted Stock Units to be settled, multiplied by the Fair Market Value of a Share on the settlement date, or [3] in a combination of Shares and cash computed under subsections 9.04[1] and [2]. The method of settling Restricted Stock Units will be described in the associated Award Agreement.
9.05 Rights Associated With Restricted Stock Units. During the Restriction Period and unless specified otherwise in the associated Award Agreement, a Participant will have no voting or dividend rights with respect to the Shares underlying Restricted Stock Units.
10.00 STOCK APPRECIATION RIGHTS
10.01 Nature of Award. A SAR gives a Participant the right to receive the difference between the SAR’s Exercise Price and the Fair Market Value of a Share on the date the SAR is exercised, but only if the terms and conditions described in the Plan and the associated Award Agreement are met before the Expiration Date. However, a SAR will be forfeited to the extent that applicable terms and conditions have not been met before the Expiration Date or to the extent that the SAR is not exercised before the Expiration Date.
10.02 Granting SARs. At any time during the term of the Plan, the Committee may grant SARs to Employees, Consultants and Directors. The Award Agreement associated with each SAR grant will describe the Exercise Price, the Expiration Date (which may never be later than the tenth anniversary of the Grant Date), the first date that the SAR may be exercised, procedures for exercising the SAR, the form in which the SAR will be settled if the SAR is earned and any other terms and conditions affecting the SAR and may specify that the SAR is a Performance-Based Award under Section 14.00.
10.03 Exercise Price. Except to the extent necessary to implement Section 3.01[3], each SAR will bear an Exercise Price at least equal to the Fair Market Value of a Share on the Grant Date.
10.04 Exercising and Settling SARs. SARs may be exercised only if all applicable terms and conditions have been met before the Expiration Date and only by sending to the Committee (or its designee) a completed exercise notice (in the form prescribed by the Committee). As soon as administratively feasible after the SARs are exercised, SARs will be settled in [1] full Shares equal to [a][i] the difference between the Fair Market Value of a Share on the date the SARs are exercised and the Exercise Price, multiplied by [ii] the number of SARs being exercised, and divided by [iii] the Fair Market Value of a Share on the date the SARs are exercised plus [b] cash equal to the Fair Market Value of any fractional Share subject to the SAR being exercised, [2] cash equal to [a] the difference between the Fair Market Value of a Share on the date the SARs are exercised and the Exercise Price, multiplied by [b] the number of SARs being exercised or [3] a combination of full Shares and cash computed under subsections 10.04[1] and [2]. The method of settling SARs will be specified in the associated Award Agreement.
10.05 Rights Associated With SARs. Unless specified otherwise in the associated Award Agreement, a Participant will have no voting or dividend rights with respect to the Shares underlying an unexercised SAR.
11.00 PERFORMANCE SHARES
11.01 Nature of Award. Performance Shares give a Participant the right to receive a specified number of Shares if the terms and conditions described in the Plan and the associated Award Agreement (including those based on Performance Criteria) are met at the end of the Performance Period. However, Performance Shares will be forfeited to the extent that applicable terms and conditions have not been met at the end of the Performance Period.
11.02 Granting Performance Shares. The Committee may grant Performance Shares to Employees, Consultants and Directors. The Award Agreement associated with each Performance Share grant will describe the terms and conditions that must be met at the end of the Performance Period if the Award is to be earned and settled (including any performance objectives), the duration of the Performance Period, the number of Performance Shares subject to the Award and any other terms and conditions affecting the Performance Shares and may specify that the Performance Shares are a Performance-Based Award under Section 14.00.
11.03 Earning Performance Shares. After the end of a Performance Period, the Committee will certify the extent to which each Participant has or has not met applicable performance objectives and other terms and conditions specified in the associated Award Agreement. Performance Shares will be settled or forfeited depending on the extent to which the applicable performance objectives have been met at the end of the Performance Period. As soon as administratively feasible after the Committee’s certification (but no later than the 15th day of the third month following the last day of the Performance Period), a Participant will receive one Share for each Performance Share earned and any fractional Share relating to an earned Performance Share will be settled in cash.
11.04 Rights Associated With Performance Shares. During the Performance Period and unless specified otherwise in the associated Award Agreement, a Participant will have no voting or dividend rights with respect to Shares underlying the Performance Shares.
12.00 PERFORMANCE UNITS
12.01 Nature of Award. Performance Units give a Participant the right to receive cash equal to the Fair Market Value of a specified number of Shares if the terms and conditions described in the Plan and the associated Award Agreement (including those based on Performance Criteria) are met at the end of the Performance Period. However, Performance Units will be forfeited to the extent that applicable terms and conditions have not been met at the end of the Performance Period.

12.02 Granting Performance Units. The Committee may grant Performance Units to Employees, Consultants and Directors. The Award Agreement associated with each Performance Unit grant will describe the terms and conditions that must be met at the end of the Performance Period if the Award is to be earned and settled (including any performance objectives), the duration of the Performance Period, the number of Performance Units subject to the Award and any other terms and conditions affecting the Performance Units and may specify that the Performance Units are a Performance-Based Award under Section 14.00.
12.03 Earning Performance Units. After the end of a Performance Period, the Committee will certify the extent to which each Participant has or has not met applicable performance objectives and other terms and conditions specified in the associated Award Agreement. Performance Units will be settled or forfeited depending on the extent to which the applicable performance objectives have been met at the end of the Performance Period. As soon as administratively feasible after the Committee’s certification (but no later than the 15th day of the third month following the last day of the Performance Period), each Participant will receive cash equal to the number of Performance Units to be settled, multiplied by the Fair Market Value of a Share on the settlement date.
12.04 Rights Associated With Performance Units. During the Performance Period and unless specified otherwise in the associated Award Agreement, a Participant will have no voting or dividend rights with respect to the Performance Units or the Shares underlying the Performance Units.
13.00 CASH-BASED AWARDS
The Committee may grant Cash-Based Awards to Employees, Consultants and Directors. The Award Agreement associated with each Cash-Based Award grant will describe the terms and conditions affecting the Cash-Based Award and may specify that the Cash-Based Award is a Performance-Based Award under Section 14.00.
14.00 PERFORMANCE-BASED AWARDS
14.01 Nature of the Award. A Performance-Based Award may be granted to any Participant in any form of Award and the associated Award Agreement may specify that the Award is intended to be qualified performance-based compensation under Code §162(m). As determined by the Committee in its sole discretion, the grant, vesting, exercisability and/or settlement of any Performance-Based Award will be conditioned on the attainment of performance objectives derived from one or more Performance Criteria over a Performance Period.
14.02 Performance Criteria.
[1] The performance objectives relating to a Performance-Based Award will be derived from one or more of the following Performance Criteria:
[a] Gross revenues;
[b] Operating or net income;

[c] Gross or net sales;
[d] Earnings per Share;
[e] New products and lines of revenue;
[f] Customer satisfaction;
[g] Market share;
[h] Developing and managing relationships with regulatory and other governmental agencies;
[i] Managing claims against the Company or any Related Entities, including litigation;
[j] The Company’s book value or the book value of any designated Related Entity or division;
[k] The trading value of the Shares;
[l] Completing assigned corporate transactions, such as mergers, acquisitions or divestitures;
[m] Controlling expenses and implementing procedures for controlling expenses;
[n] One or more of [i] Return on Equity (or “ROE”), [ii] Return on Investment (or “ROI”), [iii] Return on Invested Capital (or “ROIC”), [iv] Economic Value Added (or “EVA”), [v] Stockholder Value Added (or “SVA”), [vi] Cash Flow Return on Investment (or “CFROI”) and [vii] Net Operating Profit After Taxes (or “NOPAT”);
[o] Enhancing employee loyalty;
[p] Promoting same store sales;
[q] Increasing total food products sold;
[r] Integrating Group systems;
[s] Promoting regulatory compliance; and
[t] Brand development.
[2] Different Performance Criteria may be applied to individual Participants or to groups of Participants and, as specified by the Committee, may be based on the results achieved [a] separately by the Company and/or any Related Entity, [b] by any combination of the Company and its Related Entities or [c] by any combination of segments, products or divisions of the Company and Related Entities. In addition, the performance objectives may be measured on an absolute or cumulative basis or measured relative to selected peer companies or a market index.
14.03 Establishing Performance Objectives.
[1] With respect to Participants who are Covered Officers, the Committee will establish in writing [a] the performance objectives to be applied to each Performance-Based Award issued to a Covered Officer and the Performance Period over which their attainment will be measured, [b] the method for computing the Performance-Based Award that will be granted, vested, exercisable and/or settled if (and to the extent that) the Covered Officer meets those performance objectives and [c] the Covered Officers or class of Covered Officers to which the performance objectives apply.
[2] Performance objectives relating to Covered Officers must be established in writing [a] while the outcome for that Performance Period is substantially uncertain and [b] no later than 90 days after the beginning of the applicable Performance Period or, if earlier, after 25 percent of the applicable Performance Period has elapsed.
[3] With respect to Participants who are not Covered Officers, the Committee may issue Performance-Based Awards either by [a] following the procedures described in Section 14.03[1] or [b] by following any other procedure that the Committee believes is appropriate or on any other basis (including establishing performance objectives based on factors other than Performance Criteria).
14.04 Certification of Performance. The Committee will certify in writing whether the performance objectives and other terms and conditions imposed on a Performance-Based Award granted to a Covered Officer have been met at the end of the related Performance Period and no Performance-Based Award will be granted, vested, exercisable and/or settled to or with respect to a Covered Officer until the Committee makes this certification.
14.05 Modifying Performance-Based Awards. Once established, the Committee may not revise any performance objectives associated with a Performance-Based Award granted to a Covered Officer or increase the amount of the Performance-Based Award that may be granted, vested, exercisable and/or settled to or with respect to a Covered Officer if those performance objectives are met. However, to the extent consistent with Code §162(m), performance objectives affecting Covered Officers may be calculated without regard to extraordinary items or unforeseen events. In addition, the Committee may reduce or eliminate the amount of any Cash-Based Award that may be granted, vested, exercisable and/or settled to or with respect to a Covered Officer if the performance objectives are met.

15.00 TERMINATION/BUY OUT
15.01 Effect of Termination on Awards Other Than Performance-Based Awards. Unless specified otherwise in the associated Award Agreement or the Plan (including Section 15.03), the following treatment will apply to Awards other than Performance-Based Awards upon a Termination:
[1] Retirement. If a Participant Terminates due to Retirement:
[a] All Options and SARs then held by the Participant (whether or not then exercisable) will be fully exercisable on the Retirement date and may be exercised at any time before the Expiration Date specified in the Award Agreement. However, an Incentive Stock Option that is not exercised within three months after the Retirement date will be treated as a Nonqualified Stock Option.
[b] All Restricted Stock and Restricted Stock Units granted to the Participant will be fully vested on the Retirement date.
[c] All other Awards granted to the Participant that are unvested or that have not been earned or settled when the Participant Retires will be exercisable, settled or forfeited as provided in the associated Award Agreement.
[2] Death or Disability. If a Participant Terminates due to death or Disability:
[a] All Options and SARs then held by the Participant (whether or not then exercisable) will be fully exercisable on the Termination date and may be exercised at any time before the earlier of [i] the Expiration Date specified in the Award Agreement or [ii] the first anniversary of the Termination date.
[b] All Restricted Stock and Restricted Stock Units granted to the Participant will be fully vested on the Termination date.
[c] All other Awards granted to the Participant that are unvested or that have not been earned or settled when the Participant dies or Terminates due to Disability will be exercisable, settled or forfeited as provided in the associated Award Agreement.
[3] Termination for Cause. If a Participant Terminates for Cause, all Awards that are outstanding (whether or not then exercisable) will be forfeited on the Termination date.
[4] Termination for any Other Reason. If a Participant Terminates for any reason not described in Section 15.01[1], [2] or [3], all Awards that are outstanding will be forfeited on the Termination date. Notwithstanding the foregoing, if the Participant is Terminated involuntarily without Cause, [a] all Options and SARs that are outstanding on the Termination date and which are then exercisable may be exercised at any time before the earlier of [i] the Expiration Date specified in the Award Agreement or

[ii] 30 days after the Termination date and [b] all Options and SARs that are not then exercisable will be forfeited on the Termination date.
15.02 Effect of Termination on Performance-Based Awards. Unless specified otherwise in the associated Award Agreement, if a Participant Terminates for any reason, all Performance-Based Awards held by the Participant that are then subject to a pending Performance Period will be forfeited on the Termination date.
15.03 Code §409A. Regardless of any other provision in the Plan or any Award Agreement:
[1] Subject to Section 15.03[2], if a Participant becomes entitled to the payment, exercise or settlement of any Award that is subject to Code §409A upon the Participant’s Termination, the payment, exercise or settlement of such Award will not be made or permitted before the Participant Separates from Service.
[2] If a Participant is a Key Employee and becomes entitled to the payment, exercise or settlement of any Award that is subject to Code §409A upon the Participant’s Separation from Service, such payment, exercise or settlement of any Award shall not be made until the first day of the seventh month following such Separation from Service or, if earlier, the Participant’s death.
15.04 Other Limits on Exercisability. Unless otherwise specified in the associated Award Agreement or other written agreement between the Participant and the Company or any Related Entity and regardless of any other Plan provision, all Awards granted to a Participant that have not been exercised or settled will be forfeited if the Participant:
[1] Without the Committee’s written consent, which may be withheld for any reason or for no reason, serves (or agrees to serve) as an officer, director, consultant or employee of any proprietorship, partnership, corporation or limited liability company or becomes the owner of a business or a member of a partnership that competes with any portion of the Company’s or a Related Entity’s business or renders any service to entities that compete with any portion of the Company’s or a Related Entity’s business;
[2] Refuses or fails to consult with, supply information to, or otherwise cooperate with, the Company or any Related Entity after having been requested to do so; or
[3] Deliberately engages in any action that the Committee concludes could harm the Company or any Related Entity.
15.05 Buy Out of Awards. To the extent permitted by applicable law, the Committee, in its sole discretion, may offer to buy for cash or by substitution of another Award any or all outstanding Awards, other than an Award that is subject to Code §409A or an Option or SAR with an Exercise Price that is then less than Fair Market Value, held by any Participant, whether or not vested or exercisable, by providing to that Participant written notice (“Buy Out Offer”) of its intention to exercise the rights reserved in this section and other information, if any, required to be included under applicable securities laws. If a Buy Out Offer is made, the Company also will transfer to each Participant accepting the offer [1] with respect to any Award other than an Option or SAR, the value (determined under procedures adopted by the Committee) of the

Award to be purchased or exchanged and [2] with respect to any Option or SAR, the difference between the aggregate Fair Market Value of the Shares covered by such Option or SAR and the aggregate Exercise Price of the Option or SAR. The Company will complete any buy out made under this section as soon as administratively feasible after the date of the Participant’s acceptance of the Buy Out Offer.
16.00 EFFECT OF BUSINESS COMBINATION OR CHANGE IN CONTROL
16.01 Exercise and Settlement. Upon the occurrence of a Change in Control, and unless specified otherwise in the associated Award Agreement or in a separate change in control agreement (or written agreement of similar import):
[1] All of a Participant’s Awards will be fully vested;
[2] All performance objectives relating to a Participant’s Awards will be deemed to have been met as of the date of such Change in Control;
[3] All Options and SARs will be fully exercisable; and
[4] All Awards other than Options and SARs will be paid or settled, as the case may be, within 60 days following the date of such Change in Control; provided, however, that any such Awards that are subject to Code §409A will not be paid or settled pursuant to this Section 16.01 unless the Change in Control constitutes a Business Combination.
16.02 Effect of Code §280G. Unless specified otherwise in the associated Award Agreement or in another written agreement between the Participant and the Company or a Related Entity, if the Company concludes that any payment or benefit due to a Participant under the Plan or any other payment or benefit due to the Participant from the Company or any other entity (collectively, the “Payor”) would be subject to the excise tax imposed by Code §4999:
[1] The Payor will consider the feasibility of offering substitute awards that would not constitute “parachute payments” under Code §280G and that would not generate penalties under Code §409A; and
[2] To the extent that a substitution is not feasible or that the payments and benefits due to the Participant still would be subject to the excise tax imposed by Code §4999, the Payor will reduce the payments and benefits due to the Participant under the Plan to the greater of $00.00 or an amount that is $1.00 less than the amount that otherwise would generate the excise tax under Code §4999.
If the reduction described in subsection 16.02[2] applies, within 30 business days of the effective date of the event generating the payments and benefits [or, if later, the date of the change in control (as defined in Code §280G)], the Payor will apprise the Participant of the amount of the reduction (“Notice of Reduction”). Within 30 business days of receiving the Notice of Reduction, the Participant may specify to the Payor how and against which benefit or payment source the reduction is to be applied (“Notice of Allocation”). The Payor will be required to implement these directions within 30 business days of receiving the Notice of Allocation. If the Payor has not received a Notice of Allocation from the Participant within 30 business days of the date of the Notice of Reduction, the Payor will apply the reduction described in this section proportionately based on the amounts otherwise payable under the Plan. If a Notice of Allocation has been returned but is not sufficient to fully implement the reduction described in this section, the Payor will apply the reduction on the basis of the reductions specified in that Notice of Allocation.
17.00 AMENDMENT AND TERMINATION OF PLAN AND AWARD AGREEMENTS
17.01 Termination, Suspension or Amendment of the Plan. The Board may terminate, suspend or amend the Plan at any time without stockholder approval except to the extent that stockholder approval is required to satisfy applicable requirements imposed by [1] law or [2] any securities exchange, market or other quotation system on or through which the Company’s securities are listed or traded. Also, no Plan amendment may [3] result in the loss of a Committee member’s status as a “non-employee director” as defined in Rule 16b-3 under the Act, with respect to any employee benefit plan of the Company, or [4] without the consent of the affected Participant (and except as specifically provided in the Plan or the Award Agreement), adversely affect any Award granted before the termination, suspension or amendment. However, nothing in this section will restrict the Board’s right to amend the Plan without any additional consideration to affected Participants to the extent necessary to avoid penalties arising under Code §409A, even if those amendments reduce, restrict or eliminate rights granted under the Plan or any Award Agreement before those amendments are adopted.
17.02 Amendment and Termination of Award Agreements. Without the mutual, written consent of both the Company and the affected Participant, once issued, an Award Agreement may not be amended except as specifically provided in the Plan or the Award Agreement. However, nothing in this section will restrict the Committee’s right to amend an Award Agreement without additional consideration to the affected Participant to the extent necessary to avoid penalties arising under Code §409A, even if those amendments reduce, restrict or eliminate rights granted under the Award Agreement before those amendments are adopted.
18.00 MISCELLANEOUS
18.01 Assignability. Except as described in this section or as provided in Section 18.02, an Award may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, except by will or the laws of descent and distribution and, during a Participant’s lifetime, may be exercised only by the Participant or the Participant’s guardian or legal representative. However, with the permission of the Committee, a Participant or a specified group of Participants may transfer Awards (other than Incentive Stock Options) to a revocable inter vivos trust of which the Participant is the settlor, or may transfer Awards (other than Incentive Stock Options) to any member of the Participant’s immediate family, any trust, whether revocable or irrevocable, established solely for the benefit of the Participant’s immediate family, any partnership or limited liability company whose only partners or members are members of the Participant’s immediate family or an organization described in Code §501(c)(3) (collectively, “Permissible Transferees”). Any Award transferred to a Permissible Transferee will continue to be subject to all of the terms and conditions that applied to the Award before the transfer and to any other rules prescribed by the Committee. A Permissible Transferee may not retransfer an Award except by will or the laws of descent and distribution and then only to another Permissible Transferee.

18.02 Beneficiary Designation. Each Participant may name a beneficiary or beneficiaries (who may be named contingently or successively) to receive or to exercise any vested Award that is unpaid or unexercised at the Participant’s death. Unless otherwise provided in the beneficiary designation, each designation made will revoke all prior designations made by the same Participant, must be made on a form prescribed by the Committee and will be effective only when filed in writing with the Committee. If a Participant has not made an effective beneficiary designation, the deceased Participant’s beneficiary will be his or her surviving spouse or, if none, the deceased Participant’s estate. The identity of a Participant’s designated beneficiary will be based only on the information included in the latest beneficiary designation form completed by the Participant and will not be inferred from any other evidence.
18.03 No Guarantee of Continuing Services. Except as otherwise specified in the Plan, nothing in the Plan may be construed as:
[1] Interfering with or limiting the right of the Company or any Service Provider to Terminate any Employee or Consultant at any time;
[2] Conferring on any Participant any right to continue as an Employee, Consultant or Director;
[3] Guaranteeing that any Employee, Consultant or Director will be selected to be a Participant; or
[4] Guaranteeing that any Participant will receive any future Awards.
18.04 Tax Withholding. The Service Recipient or other responsible person will withhold or collect any amount required to be remitted by the Company in advance payment of any taxes associated with the vesting, exercise or settlement of any Award. This amount may be [1] withheld from other amounts due to the Participant, [2] withheld from the value of any Award being settled or any Shares being transferred in connection with the exercise or settlement of an Award or [3] collected directly from the Participant.
18.05 Indemnification. Each individual who is or was a member of the Committee (or to whom any duties have been delegated under Section 4.02) is entitled, in good faith, to rely on or to act upon any report or other information furnished by any executive officer, other officer or other employee of the Company or any Related Entity, the Company’s independent auditors, consultants or any other agents assisting in the administration of the Plan. Committee members (and any person to whom any duties have been delegated under Section 4.02) and any officer of the Company or any Related Entity acting at the direction or in behalf of the Committee or a delegee will not be personally liable for any action or determination taken or made in good faith with respect to the Plan and will, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any act or determination just described.
18.06 No Limitation on Compensation. Nothing in the Plan is to be construed to limit the right of the Company or any Related Entity to establish other plans or to pay compensation to its employees, consultants or directors, in cash or property, in a manner not expressly authorized under the Plan.
18.07 Requirements of Law. The grant of Awards and the issuance of Shares will be subject to all applicable laws, rules and regulations (including applicable federal and state securities laws) and to all required approvals of any governmental agencies or national securities exchange, market or other quotation system. Certificates for Shares delivered under the Plan may be subject to any stock transfer orders and other restrictions that the Committee believes to be advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or other recognized market or quotation system upon which the Shares are then listed or traded, or any other applicable federal or state securities law. The Committee may cause a legend or legends to be placed on any certificates issued under the Plan to make appropriate reference to restrictions within the scope of this section.
18.08 Governing Law. The Plan, and all agreements and notices under it, will be construed in accordance with and governed by the laws (other than laws governing conflicts of laws) of the State of Ohio except to the extent that the Delaware General Corporation Law is mandatorily applicable.
18.09 No Impact on Benefits. Awards are not compensation for purposes of calculating a Participant’s rights under any employee benefit plan that does not specifically require the inclusion of Awards in calculating benefits.
18.10 Term of the Plan. The Plan will be effective on the Effective Date. Subject to Section 17.00, the Plan will continue until the tenth anniversary of the Effective Date. However, the Committee’s authority to issue any Performance-Based Awards to Covered Officers will expire no later than the first Annual Meeting that occurs in the fifth year following the year in which the Company’s stockholders approve the Plan.
18.11 Rights as Stockholders. Unless otherwise specified in the associated Award Agreement or as otherwise specifically provided in the Plan, Shares acquired through an Award [1] will bear all dividend and voting rights associated with all Shares and [2] will be transferable, subject to applicable federal securities laws, the requirements of any national securities exchange or system on which Shares are then listed or traded or any blue sky or state securities laws.
18.12 Successors. The Plan will be binding on all successors and assigns of the Company and a Participant, including without limitation, the estate of the Participant and the executor, administrator or trustee of the estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.
18.13 Compliance with Code §409A. It is intended that the Plan comply with Code §409A and the Treasury Regulations promulgated thereunder (and any subsequent notices or guidance issued by the Internal Revenue Service), and the Plan shall be interpreted, administered and operated accordingly. Nothing herein shall be construed as an entitlement to or guarantee of any particular tax treatment to a Participant.